UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Ecology and Environment, Inc.

(Name of Registrant as Specified In Its Charter)

Mill Road Capital II, L.P.

Mill Road Capital II GP LLC

Mill Road Capital Management LLC

Thomas E. Lynch

Scott P. Scharfman

Justin C. Jacobs

Michael El-Hillow

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 24, 2017, Mill Road Capital II, L.P. (“Mill Road”), together with the other participants in Mill Road’s proxy solicitation (“Participants”) issued a presentation to be used by the Participants in connection with the solicitation of proxies for the 2017 annual meeting of shareholders of Ecology and Environment, Inc. A copy of such presentation is attached hereto as Exhibit 1 and incorporated herein by reference.

ON MARCH 21, 2017, MILL ROAD, TOGETHER WITH THE OTHER PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A AND A RELATED FORM OF PROXY WITH THE SECURITIES AND EXCHANGE COMMISSION, IN CONNECTION WITH MILL ROAD’S SOLICITATION OF PROXIES FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF ECOLOGY AND ENVIRONMENT, INC.

STOCKHOLDERS OF ECOLOGY AND ENVIRONMENT, INC. ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN FOR USE AT THE ANNUAL MEETING. THE DEFINITIVE PROXY STATEMENT AND GREEN PROXY CARD WILL BE AVAILABLE TO THE STOCKHOLDERS OF ECOLOGY AND ENVIRONMENT, INC. FROM THE PARTICIPANTS AT NO CHARGE, BY CONTACTING OUR PROXY SOLICITOR, INVESTORCOM, INC., BY PHONE TOLL-FREE AT 1-877-972-0090, AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV.

This presentation includes information based on data found in filings with the Securities and Exchange Commission, independent industry publications and other sources. Although the Participants believe that the data is reliable, they do not guarantee the accuracy or completeness of this information and have not independently verified any such information. Many of the statements in this presentation reflect the Participants’ subjective belief. Although they have reviewed and analyzed the information that has informed their opinions, they do not guarantee the accuracy of any such beliefs. They have not sought, nor have they received, permission from any third-party to include their information in this presentation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In addition to the Nominees (who are Justin C. Jacobs and Michael El-Hillow), the “Participants” in the proxy solicitation are Mill Road, Mill Road Capital II GP LLC, Mill Road Capital Management LLC, Thomas E. Lynch, and Scott P. Scharfman.

As of the date of this filing, Mill Road, the Participants and their associates beneficially owned an aggregate of 463,072 shares of Class A Common Stock, representing approximately 15.4% of the 3,000,956 outstanding shares of Class A Common Stock as reported in EEI’s proxy statement dated March 7, 2017. The following table provides information about the beneficial ownership of Common Stock by Mill Road, Mill Road Capital GP II LLC, Mr. Lynch and Mr. Scharfman as of the date of this filing. The other Participants and the associates of both Mill Road and the Participants do not beneficially own any shares of Common Stock. Mill Road and the Participants do not beneficially own any securities of any parent or subsidiary of EEI.

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Shares Held	Right to Acquire	Total Number	Percent of Class (3)
Common Stock	Mill Road Capital II, L.P. (1) 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830	463,072	0	463,072	15.43%

Common Stock	Mill Road Capital II GP LLC (2) 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830	463,072	0	463,072	15.43%

Common Stock	Thomas E. Lynch (2) c/o Mill Road Capital II GP LLC 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830	463,072	0	463,072	15.43%

Common Stock	Scott P. Scharfman (2) c/o Mill Road Capital II GP LLC 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830	463,072	0	463,072	15.43%

(1)	Mill Road Capital II, L.P. beneficially owns 463,072 shares of Common Stock, 1,000 of which are held of record.
(2)	Mill Road Capital II GP LLC, and Mr. Lynch and Mr. Scharfman as the Management Committee Directors of Mill Road Capital GP II LLC, each has shared power to vote and dispose of the 463,072 shares of Common Stock beneficially owned by Mill Road Capital II, L.P.
(3)	For purposes of calculating the percent of class, shares of outstanding Class A Common Stock excludes shares of Class B Common Stock that did not convert prior to the record date.

Exhibits

Exhibit 1	Mill Road Capital II, L.P.’s shareholder presentation dated March 24, 2017.

Presentation to Class A Shareholders by Mill Road Capital II, L.P. 2017 Annual Meeting of Shareholders of Ecology & Environment, Inc. April 20, 2017 Exhibit 1

Summary of Contents Background Mill Road Capital (“Mill Road”) Situation Summary Timeline Class A Shareholders Key Factors in Board of Directors Vote History of Weak Performance of EEI Operating Performance Stock Price Unsustainable Dividend Governance Deficiencies EEI and Mill Road Nominees Proposed Plan for EEI Conclusion

Mill Road Capital Mill Road Capital Founded in 2004 with offices in Greenwich, CT and San Francisco, CA Investment firm with approximately $670 million of aggregate equity commitments Background Core group of former Blackstone professionals Successful track record of public and private investing Long-term focus with 12 year commitment from our investors, a blue chip group of public and corporate pension funds, foundations, and insurance companies Investment Strategy Focus on small, public companies in minority and control positions Representative public company investments NTSC: Nearly 300% increase in stock price and eventual sale after joining Board SKUL: Led going-private at a 43% premium to pre-announcement share price FACE: 61% increase in stock price and eventual sale after joining Board KOS: “White-knight” partner with management in going-private

Situation Summary Annual Meeting of Shareholders: April 20, 2017 EEI Board of Directors Board seats: 7 (5 Class B, 2 Class A) (8 seats authorized) Dual Class Structure To elect Directors, each class votes separately for A and B Directors For a combined vote, Class B shares have 10x voting power of Class A Slate of Nominees The Board, dominated by Class B Directors, has nominated: 5 Class B Directors (4 incumbents, 1 new) 2 Class A Directors (1 incumbent, 1 new) Mill Road has nominated: 2 Class A Directors (Justin Jacobs and Michael El-Hillow) Mill Road Capital Mill Road is asking for the support for its two Class A candidates Mill Road is currently the largest shareholder with 15.4% of the Class A shares and 10.8% of total shares This is only our second contested board election and first since 2010 - Mill Road only takes this path when we see no alternative

Timeline of Key Events 2013 Mill Road buys initial shares in EEI Aug 2014 Mill Road sends letter to Chairman of BoD proposing a take-private No formal response received July 2015 Mill Road purchases block of shares from estate and family of former Chairman, one of the original Founders July 2015 Mill Road verbally indicates interest in a take-private at $13-14 per share to Chairman and files 13D Jan 2016 Mill Road meets Special Committee in Buffalo for only discussion Feb 2016 EEI’s Special Committee rejects Mill Road’s offer Oct 2016 Mill Road delivers notice to nominate two Class A Directors Dec 2016 Mill Road completes Director Questionnaires (as required by Company By-laws) and plans to travel to Buffalo for in-person interview Jan 2017 Board refuses to interview Mill Road candidates Feb 2017 EEI submits competing Class A candidates for nomination

EEI Class A Shareholders Notes: As of 3/17/17. Source: SEC Filings, Lionshares. The company’s filings are misleading as to the true owners of the Class A Shares. The table below accurately reflects the largest disclosed Class A Shareholders.

Declining Operational Performance EEI’s operating performance has declined materially over the last 5+ years Notes: All $ in millions. "Gross Profit" equals "Revenue, net" less "Subcontract Costs and Cost of Professional Services" as reported per EEI's SEC filings. Source: SEC Filings.

Substantially Underperforms Peers EEI underperforms its peers in key operational metrics Notes: All data is as of latest available. Net Revenue is equivalent to “Revenue, net” less “Subcontract Costs”. Peer Group Median defined as “Environmental Consulting” Median on the Zweig Group 2016 Financial Performance Survey. Source: SEC Filings, Zweig Group 2016 Financial Performance Survey.

-38% Decline Material Share Price Decline Due to EEI’s weak operating performance, the company’s share price has declined 38% over the last five years Source: S&P Capital IQ.

Significantly Below Index and Peers Total return (share price plus dividends) materially lags the NASDAQ and Peer Group over the past 5 years Notes: Peer Group is per Environmental Financial Consulting Group, a leading industry consultant. Peer Group includes ENXTAM:ARCA, ACM, BWXT, CBI, ENG, EXPO, FLR, TSX:WSP, HIL, TSX:IBG, ICFI, JEC, KBR, LDOS, NVEE, TSX:SNC, TSX:STN, TTEK, TRR, VSR, and WLDN. Source: S&P Capital IQ, EFCG. $196 $204 $77

Unsustainable Dividend Over the past 5+ years, EEI has paid $11 million in total dividends yet only has $2 million in total Net Income Attributable to EEI Shareholders In July 2016, the company cut its dividend by 17% If operating results do not materially improve, future reduction in the dividend is inevitable Notes: All $ in millions. Source: SEC Filings.

Disenfranchised Class A Shareholders Class A shareholders have almost no voice despite holding 70% of the economic ownership of the company The Nominating Committee has ceded authority to the full Board The 5 Class B Directors, through their majority on the Board, therefore control the nomination of the Class A Directors As a group, the Board of Directors only own 1.8% of the Class A Shares Until now, Class A shareholders have been forced to vote on nominees selected by Class B Directors

Governance Deficiencies Long Tenured Board EEI’s current Board has an average tenure of 26 years and an average age of 71 Limited Spectrum of Experience Each member of the current Board either has the same background (working for the Company) or has completely irrelevant experience Board Composition Three Founders plus two former employees Other Directors Medical Doctor Tax Auditor

Governance Deficiencies (cont.) Weak Governance EEI has a set of governance practices that are weak, even for a “controlled company” Nominating, Governance, and Compensation Committees Only formed in Nov 2016, reacting to Mill Road nominations in Oct 2016 As of March 1, 2017 in Company’s definitive proxy, charters for these committees are not completed Each committee has designated the Board to make all decisions removing any independent voice Minimum age for a Director: 35 years old Poor Disclosure and Transparency Delayed filings: 10-Ks and 10-Qs have been delayed 7 times in the past 5 years No earnings calls Director notified Board that he did not intend to run for reelection on 12/21/2016 but Company did not disclose this until 1/13/2017

EEI’s Weak Nominees for Class A Directors EEI has put forth two nominees who lack the background and expertise to represent Class A shareholders Nominee #1: Mike Betrus Background: Auditor/Accountant Junior Accountant: 1976-1981 Divisional Controller: 1985-1994 Contracts & Accounting Manager at EEI: 1994-2005 Small, Private Company CFO: 2005-2015 The Company states: “…years of accounting, financial management, contractual oversight and forecasting experience, Mr. Betrus provides valuable financial perspective and insight…” Shortcomings as Chairman of EEI’s Audit Committee Company disclosed a material weakness in its accounting procedures 10-K has been delayed during his tenure Deficiencies in public disclosure Questionable Independence His former bosses have nominated and re-nominated him to the Board A former employee of Class B Directors who owns almost no shares should not represent Class A Shareholders

EEI’s Weak Nominees for Class A Directors Nominee #2: Robert Untracht Background: Auditor/Professor Auditor: 1974-1981 Auditor: 1981-1998 Accounting Professor: 1989-1994 Accounting Professor: 1999-2003 Financial Reporting Consultant: 2007-2012 The Company states: “…He has personally conducted due diligence on M&A transactions, has been involved with many investment banking and finance transactions…diverse experience in corporate finance, accounting, audit, strategic planning, and business development…” The Company’s assertions of Untracht’s qualifications do not align with his background – he spent most of his career at auditing firms and teaching accounting classes Untracht owns no equity in EEI In 2010, Untracht was sued as a trustee at DoubleLine Funds Trust The complaint alleges Untracht was selected to be a trustee because he “…could be controlled…”1 1. Source: http://news.morningstar.com/PDFs/TCWComplaintDoubleLine.pdf

Mill Road Nominees Mill Road’s nominees have extensive experience in the following critical areas: Strategic Planning and Value Creation Operational Turnaround Public and Private Company Boards Acquisitions Founder-Led Companies in Transition The Nominees: Justin Jacobs Michael El-Hillow Relationship of the Nominees: Both nominees would be considered independent Michael El-Hillow No other affiliation with Mill Road No compensation or voting agreement with Mill Road

Nominee: Justin Jacobs Summary Biography: Managing Director of Mill Road Capital Vice President of LiveWire Capital Part of a team focused on operationally-intensive buyouts of small companies The Blackstone Group Investment professional in the private equity group Relevant Board of Directors Experience: PRT Growing Services Ltd. Mother’s Market & Kitchen, Inc. Galaxy Nutritional Foods, Inc. National Technical Systems, Inc. (NTSC)

Nominee: Michael El-Hillow Summary Biography: CFO of National Technical Systems, Inc. (Public / Private) CEO, CFO / COO of Evergreen Solar, Inc. (Public) CFO of Advanced Energy Industries, Inc. (Public) CFO of Helix Technology Corp. (Public) CFO of A.T. Cross Company (ATX) (Public / Controlled Company) Audit Partner, Ernst & Young Relevant Experience: Public and Private Company CFO Operational Turnaround Acquisitions Controlled Company Management (e.g. A.T. Cross)

Case Study: National Technical Systems (NTSC) NTSC is a leading engineering and test laboratory business serving large government, defense and aerospace customers Situation: Mill Road started following NTSC in 2008 and acquired an approximately 5% ownership stake from 2008 to 2010 NTSC’s Chairman approached Mill Road to invest additional capital Mill Road invested $14mm and Justin Jacobs was appointed to the Board Results: Mill Road led the recruiting of Mr. El-Hillow as CFO Operating results grew dramatically during Mr. Jacobs tenure on the board1 Revenue grew 23% through organic growth and acquisitions Gross Margins improved from 24% to 31% EBITDA grew 74% NTSC was sold to a third party at $23.00 per share, a share price increase of 287% from when Mr. Jacobs joined the Board 1. All numbers compare NTSC’s Q2 2013 financial results to the financial results in Q2 2011, the quarter prior to Mr. Jacobs joining the board.

Case Study: National Technical Systems (NTSC) Michael El-Hillow appointed CFO NTSC announces sale to 3rd party buyer

Comparison of Nominees Key Experience Justin Jacobs Michael El-Hillow Michael Betrus Robert Untracht Strategic Planning ✔ ✔ Operational Turnaround ✔ ✔ Public and Private Company Board ✔ ✔ ✔ ✔ Successful Transition of Founder-Led Companies ✔ ✔ Acquisition Experience ✔ ✔

Mill Road Capital – Proposed Plan for EEI Our nominees are committed to working collaboratively with the existing Board Improve Corporate Governance Implement basic corporate governance best practices Establish formal committees with proper independence Align management and company performance through incentives Senior management has little to no equity incentive CEO received $0 of equity in FY 2016 and $19k in FY 2015 Formulate Strategic Plan Company has not disclosed a strategic plan to its shareholders Review all aspects of EEI’s performance Identify strengths and weaknesses throughout organization Drive Topline Growth Organic Growth: target and invest in key markets and talent Acquisition Strategy: create comprehensive plan to target, execute, and integrate acquisitions

Conclusion EEI’s Current Situation Performance is Poor Operational performance is weak and declining Total shareholder return significantly lags comparable companies and indices Board Oversight is Weak The Board is ineffective Directors lack experience in key areas to effectuate change Recommendation EEI’s Board needs fresh perspectives and different expertise to empower EEI’s management team to succeed Solution Support the election of Mr. Jacobs and Mr. El-Hillow Both are experienced professionals with the requisite experience to benefit both EEI’s shareholders and employees